EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
SemGroup Corporation

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-170968, 333-189905 and 333-214561), Form S-3 (File Nos. 333-210044 and 333-220946) and Form S-4 (File Nos. 333-222464 and 333-222473) of SemGroup Corporation of our report dated February 24, 2017, relating to the 2016 and 2015 consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
Dallas, Texas
February 26, 2018